BodyTel Obtains CE Marking for the GlucoTel Blood Glucose Monitoring and Diabetes Management System

JACKSONVILLE, FL, June 09, 2008 - BodyTel Scientific Inc. (OTCBB: BDYT), a developer of wireless telemedical devices, announces today that it has, through its wholly owned subsidiary and legal manufacturer of the GlucoTel system, BodyTel Europe GmbH, received CE certification for the GlucoTel blood glucose monitoring and diabetes management system.

The company’s notified body, National Standards Authority of Ireland (NSAI), successfully reviewed BodyTel's technical file and confirmed that BodyTel and its key vendors meet ISO quality standards and regulatory directives, and further confirms that the GlucoTel blood glucose monitoring and diabetes management system meets defined performance standards. CE Certification is required for all medical devices to be sold in the European Union. On the basis of the successful review the CE Certificate was granted to BodyTel on May, 28th 2008.

CE Marking for a complete monitoring and management system

It is important to note that BodyTel not only obtained CE certification for the 'GlucoTel' blood glucose meter, but also for the ‘BodyTel Center’, the international online patient database at www.bodytel.com and ‘BodyTel Mobile’, a java software application that interfaces the patient’s cell phone with the online database. ‘BodyTel Mobile’ allows users to manually add important information such as food consumption, medication and sports activities to their personal logbook while the ‘BodyTel Center’ is used to monitor the measured values and to track changes and trends resulting in improved disease management.

Stefan Schraps, CEO & President of BodyTel says, “We are happy and relieved that we finally made it. The complex and extended review process is indicative of the detailed review required for self-test products such as the BodyTel products. We learned that because our monitoring and management system is unique the approval process provided new challenges. It was not just another blood glucose device to be approved, but a complete new telemedical disease management system. Over the last several months, we have taken all steps required to address those challenges. Most importantly we were successful in the end and the whole team is happy with our achievement.”

Fran White, President of MDC Associates, LLC the company’s Regulatory Consultant said, “It was a lot of work to fulfil all CE requirements regarding the meter, the cell phone application and the online database, but it was worth the effort. The data we provided NSAI will form the foundation of the information needed to obtain FDA clearance in the US market which represents a huge market for BodyTel’s products.” Stefan Schraps further comments, “The successful CE certification will help us in getting regulatory approval for our other products like PressureTel and WeightTel which will be interfaced to the same system components like the GlucoTel blood glucose meter. The basis of BodyTel’s monitoring and management system, ‘BodyTel Mobile’ and the ‘BodyTel Center’ will not change."

Status update on next steps and GlucoTel market launch

BodyTel’s next regulatory steps are to apply for a Canadian license, complete international clinical studies with the GlucoTel and move forward to obtain U.S. FDA clearance as well as other required local registrations in other target markets around the world.

BodyTel is now finalizing production and kitting and will soon commence shipment of the GlucoTel Blood Glucose Monitoring and Diabetes Management System in key countries like Germany, the Netherlands and the United Arab Emirates which, will then be followed by other countries in the European Union and many other countries around the world where the CE mark is recognized as a confirmation of product quality.

About the GlucoTel blood glucose and diabetes management system

The GlucoTel system is a complete telemedical blood glucose monitoring and diabetes management system, supporting patients and healthcare professionals in the treatment and control of diabetes and other associated disorders. GlucoTel electronically measures the blood sugar level and then sends it automatically via Bluetooth to the patient’s cell phone. Measured values are automatically transmitted from the cell phone to BodyTel’s online database via mobile internet connection and stored on a long-term basis in the patient’s secured profile. To facilitate better diabetes management, the patient and any authorized persons, e.g. healthcare professionals or other caregivers, can access the database ‘BodyTel Center’ at www.bodytel.com via the internet at any time using a secure login.

The GlucoTel system is the first system of its kind that can provide real-time monitoring and management through its optional alarm functions. If defined by the caregiver, the BodyTel Center can create an alert message that can be sent to caregivers such as parents of a diabetic child, thereby informing them immediately of a potential out-of-range result or other unusual behaviour like not performing any test within a predefined time frame. The versatility of the system provides all these tools, but use is completely optional and can be enabled or disabled based on patient, caregivers or healthcare professional’s requirements preventing possible serious complications if action is taken without delay.

About BodyTel

BodyTel is a German-American telehealth company that specializes in telemedical monitoring and management systems for chronic diseases. The company combines its know-how in telecommunications, internet and medical technology/diagnostics to create new products and services for the changing needs of global health. BodyTel products are designed not only to simplify home monitoring by patients, but also to ease the communication of 'measured body values' to healthcare professionals or other caregivers by bridging the gap between the patient and the caregivers instantaneously and in real-time. BodyTel's products - GlucoTel, PressureTel and WeightTel are each at different stages of development and approval processes.

Further information can be found at www.bodytel.com.

Forward Looking Statements

Statements in this news release that are not historical are forward-looking statements. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. Forward-looking statements in this news release include: The data we provided NSAI will form the foundation of the information needed to obtain FDA clearance in the US market which represents a huge market for BodyTel’s products, that the successful CE certification will help us in getting regulatory approval for our other products like PressureTel and WeightTel which will be interfaced to the same system components like the GlucoTel blood glucose meter. It is important to note that the Company's actual outcomes may differ materially from those statements contained in this press release. Factors which may delay or prevent these forward looking statements from being realized include, but are not limited to those concerning the timing of regulatory approval or commercialization of its products or the achievement of any other clinical, regulatory or product development milestones or other risk factors and matters set forth in the Company's Annual Report on Form 10-KSB for the year ended February 28, 2007 and the Company's periodic reports filed with the SEC. These reports are available on our investor relations website at www.bodytel.com and on the SEC's website at http://www.sec.gov. BodyTel undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events

Press contacts

Michaela Klinger	Torsten Herrmann	David Zazoff
BodyTel Europe GmbH	chain relations	US Investor Relations
+49 (0)5621 96776 11	Tel.: 06192/96 166 80	ZA Consulting Inc.
Email: press@bodytel.com	Email: therrmann@chainrelations.de	212-505-5976